                                              Registration No. 33-


                    SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549
                         -----------------------
                                 FORM S-8

                          REGISTRATION STATEMENT
                                  Under
                        The Securities Act of 1933

                        Control Data Systems, Inc.
          (Exact Name of Registrant as Specified in its Charter)
                        --------------------------
        Delaware                                           41-1718075
 (State or Other Juris-                                 (I.R.S. Employer
diction of Incorporation                             Identification Number)
   or Organization)

                       4201 Lexington Avenue North
                    Arden Hills, Minnesota  55126-6198
           (Address of Principal Executive Office and Zip Code)
                    ----------------------------------

           Control Data Systems, Inc. Personal Investment Plan
                         (Full Title of the Plan)


                              Ralph W. Beha
                      General Counsel and Secretary
                        Control Data Systems, Inc.
                       4201 Lexington Avenue North
                    Arden Hills, Minnesota  55126-6198
                              (612) 482-2401
  (Name, Address and Telephone Number, Including Area Code, of Agent for
                                 Service)

                                Copies to:
                             David C. Grorud
                         Fredrikson & Byron, P.A.
                        1100 International Centre
                      Minneapolis, Minnesota  55402
                      -----------------------------

                     CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------
                                                Proposed
                                  Proposed       Maximum
  Title of                        Maximum       Aggregate      Amount of
Securities to  Amount to be    Offering Price    Offering    Registration
be Registered  Registered(1)    Per Share(2)    Price (2)         Fee
---------------------------------------------------------------------------

Common Stock
to be issued
 pursuant to
  the Plan     250,000 shares     $17.3125      $4,328,125     $1,492.46

(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein and any additional securities which may become issuable pursuant to anti-dilution provisions of the plan.

(2) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee and based upon the average of the high and low prices of the Registrant's Common Stock on February 5, 1996 (a date within five business days prior to the date of filing this Registration Statement).
---------------------------------------------------------------------------

      The purpose of this Registration Statement is to register additional shares for issuance under the Registrant's Personal Investment Plan. The contents of the Registrant's Registration Statement on Form S-8, Reg. No. 33-49027, are incorporated herein by reference.



                                SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arden Hills and State of Minnesota, on the 7th day of February, 1996.


                              CONTROL DATA SYSTEMS, INC.
                              (the "Registrant")



                              By  /s/ JAMES E. OUSLEY
                                      James E. Ousley, President
                                       and Chief Executive Officer



      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



                           (Power of Attorney)

      Each of the undersigned constitutes and appoints James E. Ousley and Joseph F. Killoran his true and lawful attorney-in-fact and agent, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Form S-8 Registration Statement of Control Data Systems, Inc. relating to the Company's Personal Investment Plan and any or all amendments or post-effective amendments to the Form S-8 Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Signature                Title                         Date

/s/ JAMES E. OUSLEY      President, Chief Executive    January 31, 1996
    James E. Ousley      Officer and Director
                         (principal executive officer)

/s/ JOSEPH F. KILLORAN   Vice President and Chief      January 31, 1996
    Joseph F. Killoran   Financial Officer
                         (principal financial and
                          accounting officer)

/s/ W. DONALD BELL       Director                      January 31, 1996
    W. Donald Bell

/s/ GRANT A. DOVE        Director                      January 31, 1996
    Grant A. Dove

/s/ MARCELO A. GUMUCIO   Director                      January 31, 1996
    Marcelo A. Gumucio

/s/ DOUGLAS HAJJAR       Director                      January 31, 1996
    W. Douglas Hajjar

/s/ KEITH A. LIBBEY      Director                      January 31, 1996
    Keith A. Libbey

     The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arden Hills, State of Minnesota, on February 7, 1996.


                              CONTROL DATA SYSTEMS, INC.
                              PERSONAL INVESTMENT PLAN


                              By /s/ WILLIAM B. COCHRAN
                                     Member of the Retirement Committee

                    SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549





                        CONTROL DATA SYSTEMS, INC.


                     Form S-8 Registration Statement



                         E X H I B I T  I N D E X


Number   Exhibit Description
------   -------------------

  5      Opinion and Consent of Counsel re securities under the Plan
 23.1    Consent of counsel (see Exhibit 5)
 23.2    Consent of independent accountants
 24      Power of attorney (see Signature Page)

                                EXHIBIT 5




February 7, 1996



Control Data Systems, Inc.
4201 Lexington Avenue North
Arden Hills, Minnesota  55126-6198

     Re:  Registration Statement on Form S-8

Ladies/Gentlemen:

      We are acting as corporate counsel to Control Data Systems, Inc. (the "Company") in connection with the original registration by the Company on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act") of 250,000 shares (the "Shares") of Common Stock issuable pursuant to the Company's Personal Investment Plan (the "Plan").

      In acting as such counsel and for the purpose of rendering this opinion, we have reviewed copies of the following, as presented to us by the Company:

      1.   The Company's Certificate of Incorporation, as amended.

      2.   The Company's Bylaws, as amended.

      3.   Certain   corporate   resolutions   adopted  by  the  Board   of
           Directors of the Company pertaining to the adoption of the Plan.

      4.   The Plan.

      5.   The Registration Statement.

      Based on, and subject to, the foregoing and upon representations and information provided by the Company or its officers or directors, it is our opinion as of this date that:

      1. The Shares are validly authorized by the Company's Certificate of Incorporation, as amended.

      2. Upon issuance and delivery of the Shares pursuant to the terms of the Plan, the Shares will be validly issued, fully paid and nonassessable.

Control Data Systems, Inc.
February 7, 1996




      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                   Very truly yours,

                                   FREDRIKSON & BYRON, P.A.



                                   By  /s/ DAVID C. GRORUD
                                           David C. Grorud

                                EXHIBIT 23



     We consent to incorporation by reference in the Registration Statement on Form S-8 of Control Data Systems, Inc. of our report dated January 26, 1995, except as to note 9 which is as of February 14, 1995, relating to the consolidated balance sheets of Control Data Systems, Inc. and subsidiaries as of December 31, 1994 and January 1, 1994, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1994, which report appears in the 1994 Annual Report on Form 10-K of Control Data Systems, Inc.



                                   /s/  KPMG PEAT MARWICK LLP



Minneapolis, Minnesota
February 7, 1996